UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2005

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2005, 4Kids Entertainment, Inc. (the “Company”) notified the New York Stock Exchange (“NYSE”) that it was unintentionally out of compliance with the requirement set forth in Section 303A.09 of the NYSE Rules that the Company’s 2005 proxy statement make reference to the existence of the Company’s corporate governance guidelines and indicate that such guidelines were available on its website and available in print to any shareholder who requested it. The Company’s corporate governance guidelines are available on its website and the Company’s policy is to make such information available in print to any shareholder who requests it. On August 29, 2005, NYSE advised the Company of alternative methods for curing the non-compliance, including the filing an 8-K with the required disclosure. Although the Company doe not believe that its failure to comply with Section 303A.09 as notified to the NYSE is material, the Company is correcting its noncompliance by filing this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 17, 2005
4 KIDS ENTERTAINMENT, INC.

BY: /s/ Joseph P. Garrity Joseph P. Garrity Executive Vice President, Chief Financial Officer and Director